                            THE UNION CORPORATION                     EXHIBIT 11
                               AND SUBSIDIARIES

   Determination of Primary and Fully Diluted Income Per Common and Common
                               Equivalent Share
                   (In thousands, except per share amounts)

                                                    For the Year Ended June 30,
                                                    ---------------------------

                                            1996                                 1995                               1994
                             ----------------------------------   ----------------------------------   ----------------------------
                                          Income                               Income                   Number    Income       Per
                             Number of    Net of      Per Share   Number of    Net of      Per Share      of      Net of     Share
Primary:                      Shares      Taxes        Amount      Shares      Taxes        Amount      Shares    Taxes      Amount
- -------                      ---------  -----------   ---------   ---------  -----------   ---------   --------  ---------  --------

Average common shares
 (based on weighted
 average number of shares
  outstanding)                   5,611                                5,558                               6,152

Common stock equivalents
 (stock options)                   180                                   99                                  82
                                 -----                                -----                               -----

Income from continuing
 operations                      5,791      $ 6,519       $1.13       5,657      $ 5,707       $1.01      6,234     $4,479     $ .72

                                 =====                                =====                               =====

Discontinued operations
 loss provision
 (net of $935 and $2,800
  tax benefit)                   5,791       (2,065)       (.36)      5,657       (5,200)       (.92)         -          -         -

                                 =====                                =====                               =====

Cumulative effect of
 change in
 accounting for income
  taxes                              -            -           -           -            -           -      6,234      1,068       .17

                                 =====      -------       -----       =====      -------       -----      =====     ------     -----


Net income                       5,791      $ 4,454       $ .77       5,657      $   507       $ .09      6,234     $5,547     $ .89

                                 =====      =======       =====       =====      =======       =====      =====     ======     =====


Fully Diluted:
- ---------------------------

Average common shares
 (based on weighted
 average number of shares
  outstanding)                   5,611                                5,558                               6,152

Common stock equivalents
 (stock options)                   225                                  168                                  82
                                 -----                                -----                               -----

Income from continuing
 operations                      5,836      $ 6,519       $1.12       5,726      $ 5,707       $1.00      6,234     $4,479     $ .72

                                 =====                                =====                               =====

Discontinued operations
 loss provision
 (net of $935 and $2,800
  tax benefit)                   5,836       (2,065)       (.35)      5,726       (5,200)       (.91)         -          -         -

                                 =====                                =====                               =====

Cumulative effect of
 change in
 accounting for income
  taxes                              -            -           -           -            -           -      6,234      1,068       .17

                                 =====      -------       -----       =====      -------       -----      =====     ------     -----


Net income                       5,836      $ 4,454       $ .77       5,726      $   507       $ .09      6,234     $5,547     $ .89

                                 =====      =======       =====       =====      =======       =====      =====     ======     =====
